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                                                                    EXHIBIT 10.5


                           CONVERTIBLE LOAN AGREEMENT

                                 BY AND BETWEEN
                               JAKKS PACIFIC, INC.

                                   AS BORROWER

                                       AND

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

                                       AND

                    RENAISSANCE US GROWTH & INCOME TRUST PLC

                                   AS LENDERS

     This Convertible Loan Agreement (the "Agreement") is entered into as of DECEMBER 31, 1996, by and between, JAKKS PACIFIC, INC. (a Delaware corporation) as borrower (hereinafter referred to as "BORROWER") from RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC. (a Texas corporation) and RENAISSANCE US GROWTH & INCOME TRUST PLC (a public limited company registered in England and Wales) (individually referred to as Renaissance III and Renaissance PLC, respectively, together with any assignees or successors in interest individually and collectively referred to as "LENDER").


     WITNESSETH:

     WHEREAS, Borrower seeks to obtain up to SIX MILLION DOLLARS ($6,000,000) in financing through issuance of Convertible Debentures in the amount of SIX MILLION DOLLARS ($6,000,000), such funds to be used for the purpose of acquisitions, corporate and working capital and the payment of expenses incurred in regard to such purposes; and

     WHEREAS, Borrower has requested that Lender provide such as herein provided, and Lender is willing to furnish such to Borrower upon the terms and subject to the conditions and for the considerations hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                         ARTICLE I - DEFINITION OF TERMS

SECTION 1.01. DEFINITIONS.

     (a) For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

   "Affiliate" with respect to any Person shall mean (i) any person directly or indirectly owning, controlling or holding power to vote 10% or more of the outstanding voting securities of any Person; (ii) any person, 10% or more of whose outstanding voting securities are directly or indirectly owned,

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Agreement (continued)
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    controlled or held with power to vote by any Person; (iii) any person directly or indirectly controlling, controlled by or under common control with any Person; (iv) any officer, director or partner of any Person; and
    (v) if a Person is an officer, director or partner, any company for which any Person acts in such capacity. For purposes of this Agreement, any partnership of which any Person is a general partner, or any joint venture in which any Person is a joint venturer, is an Affiliate of each Person.

   "Capital Expenditure" shall mean an expenditure for assets that will be used in years subsequent to the year in which the purchase is made and which asset is properly classifiable in financial statements as equipment, real property or improvements, or similar type of capitalized asset.

   "Capital Lease" shall mean any lease of property, real or personal, which is in substance a financing lease and which would be capitalized on a balance sheet of the lessee, including without limitation, any lease under which (i) such lessee will have an obligation to purchase the property for a fixed sum, (ii) an option to purchase the property at an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is executed, or (iii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

   "Consolidated Subsidiaries" shall mean those corporations of which 50% or more of the voting stock is owned by Borrower and their financial statements are consolidated with those of the Borrower.

   "Conversion " or "Conversion Rights" shall mean exchange of, or the rights to exchange, the Principal Amount of the loan, or any part thereof, for Borrower's fully paid and non assessable common stock on the terms and conditions as provided in the Debenture.

   "Common Stock" shall mean JAKKS Pacific, Inc. common stock, $0.001 par value.

   "Debentures" shall mean the Debentures executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

   "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

   "Default" shall mean any of the events specified in Article VIII.

   "Dividends", in respect of any corporation, shall mean (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash and other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

   "ERISA" shall mean the Employee Retirement Income Security Act, as amended, together with all regulations issued pursuant thereto.

   "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors, which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

   "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a Subsidiary or any of its or their businesses, operations or properties.

   "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person in effect guarantees the payment of any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements: (i) to purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment; or (iii) otherwise to assure the holder of the

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Agreement (continued)
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    Indebtedness of the Primary Obligor against loss in respect thereof, except that "Guaranty" shall not include the endorsement by Borrower or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

   "Holder" shall mean the owner of Registrable Securities.

   "Indebtedness" shall mean, with respect to any Person, the following indebtedness, obligations and liabilities of such Person: (i) all "liabilities" that would be reflected on a balance sheet of such Person;
    (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations of such Person in respect of any Capital Lease, (iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person; and (v) all preferred stock of such Person which is subject to a mandatory redemption requirement, valued at the greater of its involuntary redemption price or liquidation preference plus accrued and unpaid dividends.

   "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person; provided however, that "Investment" shall not include (i) any demand deposits in a duly chartered state or national bank or other cash equivalent investments (ii) any loans permitted by Section 6.12, or (iii) any acquisitions of equity in any other Person.

   "IRS Code" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations issued thereunder.

   "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

   "Loan" shall mean the money lent to Borrower pursuant to this Agreement, along with any accrued interest thereon.

   "Loan Closing" or "Loan Closing Date" shall mean the initial disbursement of Loan funds which shall occur on a date 30 days from the date hereof or such earlier date on which Borrower requests, and Lender approves, as the date at which the initial advance of the Loan funds shall be consummated, provided that such date may be mutually extended beyond 30 days, but only by written agreement of the parties hereto.

   "Loan Documents" shall mean this Agreement, the Debentures (including any renewals, extensions and refundings thereof), and any other agreements or documents (and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Agreement.

   "Material Adverse Effect" or "Material Adverse Change" shall mean any change, factor or event that shall (i) have a material adverse effect upon the validity, performance or enforceability of any Loan Documents, (ii) have a material adverse effect upon the financial condition or business operations of Borrower or any Subsidiaries, (iii) have a material adverse effect upon the ability of the Borrower to fulfill its obligations under the Loan Documents, or (iv) any event that causes an Event of Default or which, with notice or lapse of time or both, could become an Event of Default.

   "Material Indebtedness" shall mean any debt incurred by Borrower that shall
    (i) have a material adverse effect upon the ability of Borrower to fulfill its obligations under the Loan Documents, (ii) have a material adverse effect upon the financial conditions or business operations of Borrower or any Subsidiary, or (iii) cause an Event of Default or which, with notice or lapse of time or both, could become an Event of Default.

   "Obligation" shall mean: (i) all present and future indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to this Agreement, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;
    (ii) all present and future indebtedness, obligations and liabilities of Borrower to Lender arising pursuant to or

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Agreement (continued)
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    represented by the Debentures and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof; (iii) all present and future indebtedness, obligations and liabilities of Borrower and any Subsidiary evidenced by or arising pursuant to any of the Loan Documents; (iv) all costs incurred by Lender, including but not limited to reasonable attorneys' fees and legal expenses related to this transaction; and (v) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof.

   "Permitted Liens" shall mean: (i) Liens (if any) granted to Lender to secure the Obligation; (ii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (iii) Liens imposed by mandatory provisions of law such as for landlord's, materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due; (iv) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided or if an extension is obtained with respect thereto; (v) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use; (vii) mortgages, financing statements, equipment leases or other encumbrances incurred in connection with the acquisition of property or equipment or the replacement of existing property or equipment, provided that such liens shall be limited to the property or equipment then being acquired; (viii) rights of licensors of intellectual and other property licensed by Borrower in the ordinary course of its business; (ix) Liens arising from standard bank revolving working capital financing or arising from indebtedness incurred for acquisitions secured by inventory, receivables, or general assets of the Borrower.

   "Person" shall include an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

   "Plan" shall mean an employee benefit plan or other plan maintained by Borrower for employees of Borrower and/or any Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended.

   "Principal Amount" shall mean, as of any time, the then aggregate outstanding face amount of the Debentures after any conversions or redemptions and after giving effect to any installment payments received by Lender.

   "Registrable Securities" shall mean (i) the Common Stock issued upon Conversion of the Debentures, or (ii) any Common Stock issued upon Conversion of the Debentures or exercise of any warrant, right or other security which is issued with respect to the Common Stock referred to in clause (i) and (ii) above by way of stock dividend; any other distribution with respect to or in exchange for, or in replacement of Common Stock; stock split; or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; excluding in all cases, however, any Registrable Security that is not a Restricted Security and any Registrable Securities sold or transferred by a person in a transaction in which the rights under this Agreement are not assigned.

   "Registrable Securities Then Outstanding" shall mean an amount equal to the number of Registrable Securities outstanding which have been issued pursuant to the Conversion of the Debentures.

   "Rentals" of any Person shall mean, as of any date, the aggregate amount of the obligations and liabilities (including future obligations and liabilities not yet due and payable) of such Person to make

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Agreement (continued)
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    payments under all leases, subleases and similar arrangements for the use of real, personal or mixed property, other than leases which are Capital
    Leases.

   "Restricted Security" shall mean a security that has not been (i) registered under the 1933 Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provisions that are in force) under the 1933 Act.

   "SEC" shall mean the Securities and Exchange Commission.

   "1933 Act" shall refer to the Securities Act of 1933, as amended.

   "1934 Act" shall refer to the Securities Exchange Act of 1934, as amended.

   "Solvent" shall mean, with respect to any Person on a particular date, that on such date: (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; (ii) the present fair salable value, in the ordinary course of business, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

   "Subordinated Debt" shall mean any indebtedness of the Borrower or any Subsidiaries, now existing or hereafter incurred, which indebtedness is, by its terms, junior in right of repayment to the payment of the Debentures.

   "Subsidiary" shall mean any corporation whether now existing or hereafter acquired of which fifty percent (50%) or more of the Voting Shares are owned, directly or indirectly, by Borrower.

   "Voting Shares" of any corporation shall mean shares of any class or classes
    (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

SECTION 1.02. OTHER DEFINITION PROVISIONS.

     (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Debentures or any other Loan Documents, certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

     (b) Defined terms used herein in the singular shall import the plural and vice versa.

     (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
     (d) References to financial statements and reports shall be deemed to be a reference to such statements and reports prepared in accordance with GAAP recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board which principles are consistently applied, on the basis used by Borrower in prior years, for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and statement of cash flows, of Borrower and its Consolidated Subsidiaries, if any.

     (e) Accounting terms not specifically defined above, or not defined in the Agreement, shall be construed in accordance with GAAP as recognized as of this date by the American Institute of Certified Public Accountants.

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Agreement (continued)
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                          ARTICLE II - LOAN PROVISIONS

SECTION 2.01. LOAN CLOSING.

     (a) Subject to the terms and conditions of this Agreement, and the compliance with such terms and conditions by all parties, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the aggregate sum of up to SIX MILLION DOLLARS ($6,000,000) which shall be disbursed at the Loan Closing as follows by the entities referred to below:

         Renaissance Capital Growth & Income III, Inc.:  $3,000,000

         Renaissance US Growth & Income Trust PLC:  $3,000,000

     (b) Each such disbursement is to be at such time and subject to the conditions as provided hereunder and such borrowing shall be evidenced by Borrower's duly executed Debenture (in one or more counterparts) in the aggregate sum of the Principal Amount advanced substantially in the form of
Exhibit 2.01(b) attached hereto and made a part hereof, with appropriate insertion of names, dates and amounts. In the event of any differences in terms between the Agreement and the Debenture, the Debenture will be controlling; provided, however, that the holder of the Debenture shall be entitled to all the rights and benefits of the Lender provided in this Agreement.

     (c) Unless otherwise mutually agreed, the Loan Closing shall be at the offices of Renaissance Capital Group, Inc. in Dallas, Texas.

     (d) If, within 30 days of the date of this Agreement (i) Borrower has failed to comply with the conditions precedent to the Loan Closing as specified in Article III hereof (unless compliance with such conditions in whole or in part has been waived or modified by Lender in its sole discretion) or (ii) the Loan Closing has not occurred (unless the date of such Loan Closing has been mutually extended) then, in either such case, the obligations of Lender under this Agreement shall terminate, provided however that Borrower shall be obligated for payment of the commitment fees and Lender expenses as provided in
Section 2.07 due and payable as of such date of termination.

SECTION 2.02. USE OF PROCEEDS.

     (a) Borrower intends to use the money advanced hereunder, along with funding from other sources, substantially for the acquisition of the stock of Road Champs, Inc., a Pennsylvania corporation and the assets of Die Cast Associates, Inc.., a Florida corporation (collectively "Road Champs:), or if such acquisition is not consummated, for other acquisitions, as well as corporate and working capital.

     (b) Borrower hereby acknowledges that the proceeds from the Loan shall be of benefit to the company for the growth of its business by providing capital for acquisitions as well as corporate and working capital which will provide added financial and marketing opportunities.

SECTION 2.03. INTEREST RATE AND INTEREST PAYMENTS.

     (a) Interest on the Principal Amount outstanding from time to time shall accrue at the rate of 9.00% per annum, with the first installment payable on FEBRUARY 1, 1997 and subsequent payments at the first day of each month thereafter. Overdue principal and interest on the Debentures shall bear interest, to the extent permitted by applicable law, at a rate of 9.00% per annum. Interest on the Principal Amount of each Debenture shall be calculated, from time to time, on the basis of the actual days elapsed in a year consisting of 365 days.

SECTION 2.04. MATURITY.

     (a) If not sooner redeemed or converted, the Debentures shall mature on DECEMBER 31, 2003, at which time all the remaining unpaid principal, interest and any other charges then due under the Agreement shall be due and payable in full.

SECTION 2.05. MANDATORY PRINCIPAL REDEMPTION INSTALLMENTS.

     (a) Mandatory principal redemption installments on each Debenture shall be as provided for in the Debentures.

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Agreement (continued)
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SECTION 2.06. OPTIONAL REDEMPTION.

     (a) Optional principal redemption on each Debenture shall be as provided for in the Debentures.

SECTION 2.07 CLOSING FEES AND LOAN CLOSING COSTS.

     (a) Borrower has paid to Lender, or Lender's designee, a Loan Commitment fee of 1% of the loan amount available under this Agreement receipt of which is acknowledged by Lender.

     (b) Borrower agrees to pay to Lender, or Lender's designee, a Loan Closing Fee of 1% of the amount of Loan funds disbursed at each Loan Closing, such to be due and payable at Loan Closing.

     (c) In addition, at the Loan Closing Borrower agrees to pay Lender's reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of Lender's legal counsel) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Debentures, the other Loan Documents and the Loan Closing or Subsequent Loan Closings, provided that such costs and expenses shall not, in the aggregate, exceed 0.5% of the loan amount available under this Agreement.

     (d) Lender acknowledges the receipt of the payment by the Borrower of $30,000 to cover Due Diligence expenses.

SECTION 2.08. PLACEMENT FEE.

     The Borrower shall be responsible for payment of any placement fees and commissions, brokerage fees or finder's fees in connection with the Loan. All such placement fee obligations are as listed in Schedule 2.08 attached hereto. The Lender has incurred no placement fee, commissions, brokerage fees, or finders fees on this transaction.

SECTION 2.09. TAXES.

     (a) Each Debenture shall be exchangeable for shares of Borrower's common stock provided by Borrower and on such terms stated hereunder. Such exchange for shares shall be made without deduction for any present or future taxes, duties, charges or withholdings, (excluding, in the case of the Lender, any foreign taxes, any United States federal, state or local income taxes and any franchise taxes or taxes imposed upon it by the jurisdiction, or any political subdivision thereof, under which the Lender is organized or is qualified to do business), and all liabilities with respect thereto (herein "Taxes") shall be paid by Borrower. If Borrower shall be required by law to deduct any Taxes for which Borrower is responsible under the preceding sentence from any sum payable hereunder to any Lender: (i) the sum payable shall be increased so that after making all required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

     (b) Except as otherwise set forth in this Agreement or the other Loan Documents, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes reasonably paid by Lender or any liability (including any penalties or interest assessed because of Borrower's defaults) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor. Lender shall subjugate any and all rights and claims relating to such Taxes and Other Taxes to Borrower upon payment of said indemnification.

     (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower in this Section 2.09 shall survive the payment in full of the Obligation.

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Agreement (continued)
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SECTION 2.10 STOCK CONVERSION RIGHTS.

     (a) Each Debenture shall be exchangeable for shares of Borrower's common stock on such terms and in such amounts as shall be stated in the Debenture. The holders of the stock issued upon exercise of the right of conversion as provided in said Debenture shall be entitled to all the rights of the Lender as stated in this Agreement or the other Loan Documents to the extent such rights are specifically stated to survive the surrender of the Debenture for conversion as therein provided.

SECTION 2.11 REGISTRATION RIGHTS AGREEMENT.

     (a) The holder of shares of common stock of Borrower issued upon conversion of the Debentures shall be entitled to the rights as provided in Article IX of this Agreement.

                       ARTICLE III - CONDITIONS PRECEDENT

SECTION 3.01. DOCUMENT REQUIREMENTS.

     (a) The obligation of Lender to advance funds at the Loan Closing Date hereof is subject to the condition precedent that, on or before the date of such advance, Lender shall have received the following in form and substance satisfactory to Lender:

     (i) One or more duly executed Debentures aggregating the Principal Amount of Loan funds then advanced, each in amounts as requested by Lender, which shall be styled "River Oaks Trust Company, FBO, Renaissance Capital Growth and Income Fund III, Inc.," and "Renaissance U.S. Growth and Income Trust, PLC.", and in the form of Exhibit 2.01(a)(1) with appropriate insertions of date, amount and conversion features.

     (ii) A stock pledge agreement from Borrower pledging as security, for all payments of interest, principal and other ancillary costs of the entire debt, all outstanding shares of Road Champs, Inc. upon acquisition thereof from use of the loan proceeds.

     (iii) An agreement from the Borrower pledging as security, for all payment of interest, principal and other ancillary costs of the entire debt, (a) all marketing and manufacturing licenses acquired or to be acquired , to the extent assignable by Borrower and (b) all machinery and equipment to the extent of Borrower's interest therein and to the extent assignable by Borrower.

     (iv) An opinion of legal counsel for Borrower dated as of the Loan Closing Date, satisfactory in form and substance to Lender, as to due execution by the Borrower of the Agreement, the Debenture and other Loan Documents and the legal enforceability thereof.

     (v) A true and correct certificate signed by a duly authorized officer of the Borrower and dated as of the Loan Closing Date stating that, to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate: (A) all of the representations and warranties contained in Article IV hereof and the other Loan Documents are true and correct as of the Loan Closing Date and (B) no event has occurred and is continuing, or would result from the Loan, which constitutes a Default or an Event of Default.

     (vi) Copies of resolutions, as adopted by the Borrower's Board of Directors (the "Board"), approving the execution, delivery and performance of this Agreement, the Debentures, and the other Loan Documents, including the transactions contemplated herein and accompanied by a certificate of the Secretary or Assistant Secretary of Borrower stating that such resolutions have been duly adopted, are true and correct, have not been altered or repealed and are in full force and effect.

     (vii) A signed certificate of the Secretary or Assistant Secretary of the Borrower which shall certify the names of the officers of Borrower authorized to sign each of the Loan Documents to be executed by such officer, together with the true signatures of each of such officers. It is herewith stipulated and agreed that Lender may thereafter rely conclusively on the validity of this certificate as a representation of the officers of Borrower duly authorized to act with respect to the Loan Documents until such time as Lender shall receive a further certificate of the Secretary or Assistant Secretary of Borrower canceling or

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Agreement (continued)
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amending the prior certificate and submitting the signatures of the officers thereupon authorized in such further certificate.

     (viii) Certificates of good standing (or other similar instrument) for the Borrower issued by the Secretary of State of the state of incorporation of Borrower, and certificates of qualification and good standing for Borrower issued by the Secretary of State of each of the states wherein such Borrower has operating facilities of such nature so as to be required to be qualified to do business as a foreign corporation, dated within ten (10) days of Loan Closing.

     (ix) A copy of the Articles of Incorporation of the Borrower and all amendments thereto, certified by the Secretary of State of the state of incorporation and dated within ten (10) days of the date of Loan Closing and a copy of the bylaws of Borrower and all amendments thereto, certified by the Secretary or Assistant Secretary of Borrower, as being true, correct and complete as of the date of such certification.

     (x) Copies of the following financial statements for Borrower: (A) An audited balance sheet and income statement for Borrower as of December 31, 1995 and (B) unaudited balance sheet and income statement for Borrower as of March 31, 1996, June 30, 1996 and September 30, 1996.

     (xi) Borrower shall obtain key employee life insurance on Jack Friedman in the amount of six million dollars ($6,000,000). All proceeds from such policy shall be assigned to the Lender to be placed into escrow with a national bank designated by the Lender as collateral to secure the Loan.

     (xii) Such other information and documents as may reasonably be required by Lender and Lender's counsel to substantiate Borrower's compliance with the requirements of this Agreement.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

     To induce Lender to make the Loan hereunder, Borrower represents and warrants to Lender that:

SECTION 4.01. ORGANIZATION AND GOOD STANDING.

     (a) Borrower is duly organized and existing in good standing under the laws of the state of its incorporation, is duly qualified as a foreign corporation and in good standing in all states in which failure to qualify would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact material business operations in the future.

SECTION 4.02. AUTHORIZATION AND POWER.

     (a) Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by Borrower. The Borrower is duly authorized to, and has taken all corporate action necessary to authorize, execute, deliver and perform the Loan Documents executed by Borrower. The Borrower is and will continue to be duly authorized to perform the Loan Documents executed by Borrower.

SECTION 4.03. NO CONFLICTS OR CONSENTS.

     (a) Except as disclosed to Lender pursuant to Exhibit 4.03 - Schedule of Conflicts or Consents, neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower is or becomes bound, or to which Borrower is or becomes subject, or violate any provision of the charter or bylaws of Borrower. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby except those that have been obtained.

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                                       9

--------------------------------------------------------------------------------

SECTION 4.04. ENFORCEABLE OBLIGATIONS.

     (a) The Loan Documents have been duly executed and delivered by the Borrower and are the legal and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors rights and debtor's obligations.

SECTION 4.05. NO LIENS.

     (a) Except for Permitted Liens, all of the properties and assets owned by the Borrower are free and clear of all Liens and other adverse claims of any nature, and Borrower has good and marketable title to such properties and assets or valid leasehold interests or valid licenses to licensed property. A true and complete list of all liens for borrowed money is disclosed to Lender pursuant to
Exhibit 4.05.

SECTION 4.06. FINANCIAL CONDITION.

     (a) Borrower has delivered to Lender copies of the balance sheet of Borrower as of December 31, 1995, and the related statements of income, stockholders' equity and statement of cash flow for the year ended, audited by its independent Certified Public Accountant. Borrower has also delivered to Lender copies of the balance sheet of Borrower as of September 30, 1996, and the related statements of income, stockholders' equity and statement of cash flow for the period ended such date, which financial statements have not been certified by its independent Certified Public Accountant. Such financial statements are true and correct in all material respects, fairly represent the financial condition of Borrower as of such dates and have been prepared in accordance with GAAP (except unaudited financial statements omit certain footnotes); and as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements or otherwise disclosed herein. Since the date of the above referenced year end financial statements and quarterly financial statements, there have not been, except as disclosed in Exhibit 4.06:
(i) any Material Adverse Change in the financial condition, results of operations, business, prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown), of the Borrower; (ii) any dividend declared or paid or distribution made on the capital stock of the Borrower or any capital stock thereof redeemed or repurchased; (iii) any incurrence of long-term debt by the Borrower; (iv) any salary, bonus or compensation increases to any officers, key employees or agents of the Borrower or; (v) other than the secondary stock offering by Cruttenden Roth, Inc., any other transaction entered into by the Borrower except in the ordinary course of business and consistent with past practice.

SECTION 4.07. FULL DISCLOSURE.

     (a) To the best of Borrower's knowledge and belief after current investigation, there is no material fact that Borrower has not disclosed to Lender which could reasonably be expected to have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements referenced in Section 4.06 hereof, nor any business plan, offering memorandum or prospectus, certificate or statement delivered herewith or heretofore by Borrower to Lender in connection with the negotiations of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact necessary to keep the statements contained herein or therein from being misleading.

SECTION 4.08. NO DEFAULT.

     (a) No event has occurred and is continuing which constitutes a Default or an Event of Default under this Agreement.

SECTION 4.09. MATERIAL AGREEMENTS.

     (a) The Borrower is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

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                                       10

--------------------------------------------------------------------------------

SECTION 4.10. NO LITIGATION.

     (a) Except as disclosed to Lender pursuant to Exhibit 4.10 - Schedule of Litigation attached hereto, there are no actions, suits, investigations, arbitrations or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower, and there has been no change in the status of any of the actions, suits, investigations, litigation or proceedings disclosed to Lender which could have a materially adverse effect on Borrower or on any transactions contemplated by any Loan Document.

SECTION 4.11. BURDENSOME CONTRACTS.

     (a) To the best knowledge of the Borrower, it is not a party to, or bound by, any contract or agreement, the faithful performance of which is so onerous so as to create or to likely create a Material Adverse Effect on the business, operations or financial condition of the Borrower.

SECTION 4.12. TAXES.

     (a) All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid. To the best knowledge of Borrower, there is no proposed tax assessment against Borrower and there is no basis for such assessment.

SECTION 4.13 PRINCIPAL OFFICE, ETC.

     (a) The principal office and principal place of business of the Borrower and each of its Subsidiaries is as follows:

                  JAKKS Pacific, Inc.
                  24955 Pacific Coast Highway
                  #B202
                  Malibu, California 90265

                  J-X Enterprises, Inc.
                  200 Fifth Avenue
                  New York City, New York

                  JAXXS (HK) Limited
                  Chinachen Golden Plaza
                  77 Mody Rd
                  Tsim Shatsui East,
                  Kowloon, Hong Kong

                  JP(HK) Limited
                  Chinachen Golden Plaza
                  77 Mody Rd
                  Tsim Shatsui East,
                  Kowloon, Hong Kong

SECTION 4.14. USE OF PROCEEDS.

     (a) The Borrower hereby acknowledges that it intends to use proceeds from the Loan as disclosed in Section 2.03 hereof.

SECTION 4.15. EMPLOYEE BENEFIT AND INCENTIVE PLANS; ERISA.

     (a) Borrower is not obligated under any Plans.

     (b) Borrower is not a party to any collective bargaining agreement and is not aware of any activities of any labor union that is currently seeking to represent or organize its employees. Borrower has not

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

experienced any labor problems, including work stoppages, disputes or slowdowns with respect to its employees.

SECTION 4.16. COMPLIANCE WITH LAW.

     (a) To the best knowledge of Borrower, Borrower is in compliance with all laws, rules, regulations, orders and decrees which are applicable to Borrower or its properties by reason of any Governmental Authority which are material to the conduct of the business of Borrower or any of its properties. SECTION 4.17.

COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS.

     (a) To the best knowledge of Borrower, all properties of Borrower are in compliance with all federal, state or local environmental protection laws, statutes and regulations which are material to the conduct of the business of Borrower, or its properties, and the Borrower is currently in compliance with all material reporting requirements, rules, and regulations which are applicable to Borrower or its properties by reason of such governmental environmental protective agencies.

SECTION 4.18. SCHEDULE OF CAPITAL STOCK AND SEC REQUIREMENTS.

     (a) Set forth on Exhibit 4.18 - Schedule of Capital Stock is a true and correct schedule of all classes of authorized, issued, and outstanding Capital Stock of the Borrower, all stock options, warrants, conversion rights, subscription rights and other rights or agreements to acquire securities of Borrower and any shares held in treasury or reserved for issue upon exercise of such stock options, warrants or conversion rights, subscription rights and other rights or agreements to acquire securities including date of termination of such right and the consideration therefor.

     (b) Except as provided in Exhibit 4.18 - Schedule of Capital Stock, to the best of the Borrower's knowledge, all securities of Borrower have been issued in compliance with the requirements of the 1933 Act, and the rules and regulation promulgated thereunder, or pursuant to an exemption therefrom.

     (c) The shares of common stock of the Borrower when issued to Lender upon conversion of the Debentures will be duly and validly issued, fully paid and nonassessable and in compliance with all applicable securities laws. Such issuance will not give rise to preemptive rights or similar rights by any other security holder of Borrower, except for anti-dilution provisions found in certain securities previously issued by the Borrower. Borrower shall at all times reserve and keep available sufficient authorized and unissued shares of common stock to effectuate the conversion of the Debentures.

SECTION 4.19. INSIDER.

     (a) Neither the Borrower, nor any Person having "control" (as that term is defined in the Investment Company Act of 1940, as amended, or in regulations promulgated pursuant thereto (herein the "1940 Act")) of the Borrower is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in the 1940 Act) of Lender.

     (b) All material transactions between the Borrower and any affiliates of Borrower not conducted in the ordinary course of business have been disclosed to Lenders.

     (c) All agreements between the Borrower and any of its officers, directors, and principal shareholders, including employment agreements, are listed on
Exhibit 4.19 - Schedule of Affiliate Transactions.

SECTION 4.20. SUBSIDIARIES.

     (a) As of the date hereof, the Borrower has the Subsidiaries identified on Exhibit 4.20 hereof.

     (b) Except as disclosed in the Financial Statements and except for Subsidiaries, the Borrower does not own any equity or debt interest or any form of proprietary interest in any entity, or any right or option to acquire any such interest in any such entity.

SECTION 4.21. CASUALTIES.

     (a) Neither the business nor the properties of Borrower is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

SECTION 4.22 INVESTMENT COMPANY ACT.

     (a) Borrower is not an "investment company" as defined in Section 3 of the 1940 Act nor a company that would be an investment company except for the exclusions from the definition of an investment company in Section 3(C) of the 1940 Act, and Borrower is not controlled by such a company.

SECTION 4.23. SUFFICIENCY OF CAPITAL.

     (a) Borrower is, and after consummation of this Agreement and giving effect to all Indebtedness incurred and transactions contemplated in connection herewith will be, Solvent.

SECTION 4.24. CORPORATE NAMES.

     (a) The Borrower has not, during the preceding five (5) years, been known as or used any other corporate, fictitious or Trade names except as disclosed on
Exhibit 4.24 - Schedule of Corporate Names, Mergers and Consolidations. Except as disclosed on Exhibit 4.24, the Borrower has not, during the preceding five
(5) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

SECTION 4.25 MARGIN REGULATION.

     (a) As of the Loan Closing Date, the Borrower does not have class of securities with respect to which a member of a national securities exchange, broker, or dealer may extend or maintain credit to or for a customer pursuant to rules or regulation adopted by the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act.

SECTION 4.26 INSURANCE.

     (a) All of the insurable properties of the Borrower are insured for its benefit under valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in such industry. Such policies are listed in Exhibit 4.26 - Schedule of Insurance.

SECTION 4.27 PATENTS, TRADEMARKS AND COPYRIGHTS.

     (a) To the best of Borrower's knowledge and belief after current investigation, Borrower owns all patents, trademarks and copyrights, if any, necessary to conduct its business or possesses licenses or other rights, if any, therefor. All such intangible property rights are listed in Exhibit 4.27 - Schedule of Patents, Trademarks and Copyrights. Borrower has the right to use such proprietary rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any such proprietary right or challenging or questioning the validity or effectiveness of any such license or agreement. Each of the proprietary rights is valid and subsisting, and has not been canceled, abandoned or otherwise terminated.

SECTION 4.28. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     (a) All representations and warranties by Borrower herein shall survive the Loan Closing and any subsequent Loan Closings and the delivery of the Debentures, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on Borrower's representations and warranties as herein set forth.

                        ARTICLE V - AFFIRMATIVE COVENANTS

         So long as any part of the Debentures remains unpaid or has not been redeemed or converted hereunder, and until such payment, redemption or conversion in full, unless the Lender shall otherwise consent in writing, which consent shall not be unreasonably withheld, Borrower agrees that:

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                                       13

--------------------------------------------------------------------------------

SECTION 5.01. FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS.

     (a) The Borrower shall, and shall cause each of its Subsidiaries (if any):

     (i) to maintain complete and accurate books and records of its transactions in accordance with Generally Accepted Accounting Practices ("GAAP"):

     (ii) employ a firm of independent certified public accountants (which firm shall be one of the six largest national accounting firms, or if not such, the firm of Pennell Kerr Forster P.C. or another firm approved by Lender, said approval not to be unreasonably withheld or delayed) to make annual audits of its accounts in accordance with GAPP:

     (iii) permit the Lender and its duly authorized representatives, at such reasonable times and intervals as the Lender may request (which shall generally be during normal business hours and not exceed more than quarterly inspections unless Borrower has consented to a greater frequency or except in the event of a default under this Agreement), to have access to and to inspect any of the properties of Borrower and its Subsidiaries and shall permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and its Subsidiaries and relating to its affairs, and

     (iv) permit the Lender and its duly authorized representatives to discuss its affairs, finances and accounts with its and its Subsidiaries officers, agents, attorneys and auditors, all to such reasonable extent and at such reasonable times and intervals as the Lender may request.

     (v) make a copy of this Agreement, along with any waivers, consents, modifications or amendments, available for review at its principal office by Lender or Lender's representatives.

     (b) The Borrower shall provide the following reports and information to the Lender and/or the Lender's designee:

         (i) As soon as available, and in any event within forty-five (45) days after the close of each quarter, the Company's report on Form 10-Q with exhibits for said period. In addition, the Lender may at its sole discretion request internal monthly reports for specific periods.

         (ii) As soon as available, and in any event within ninety (90) days after the close of each year, the Company's report on Form 10-K with exhibits for said period.

         (iii) Each quarter, concurrent with the periodic report required above, a certificate executed by the Chief Financial Officer or Chief Executive Officer of the Borrower, (A) stating that a review of the activities of the Borrower during such fiscal period has been made under his supervision and that the Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof, and
(B) setting forth a computation in reasonable detail as of the end of the period covered by such statements, of compliance with the Agreed Minimum Financial Standards in Exhibit 7.01 as provided therein.

         (iv) So long as any Debenture remains outstanding, promptly (but in any event within five (5) business days) upon learning of the occurrence of a Default or an Event of Default deliver a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Borrower describing such Default, Event of Default and stating what steps are being taken to remedy or cure the same.

         (v) Promptly (but in any event within five (5) business days) upon the receipt thereof by the Borrower or the Board of Directors of the Borrower, copies of all reports and management letters submitted to the Borrower or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of the Borrower made by such accountants.

         (vi) With reasonable promptness, such other information relating to the finances, properties, business and affairs of the Borrower and each Subsidiary, as Lender may reasonably request from time to time.

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                                       14

--------------------------------------------------------------------------------

         (vii) Promptly upon its becoming available, one copy of each financial statement, report, release, notice or proxy statement sent by Borrower to stockholders generally, and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which the Borrower is a party.

SECTION 5.02. PREPARATION OF A BUDGET.

     (a) Prior to the beginning of Borrower's fiscal year Borrower agrees to prepare and submit to the Board of the Borrower and furnish to the Lender a copy of, an annual plan for such year which shall include, without limitation, plans for expansion, if any, plans for incurrences of Indebtedness and projections regarding other sources of funds, quarterly projected capital and operating expense budgets, cash flow statements, profit and loss statements and balance sheet projections, itemized in such detail as the Lender may reasonably request.

     (b) Borrower shall furnish to Lender monthly financial reports, including budgets (as currently used by management in the conduct of business) within 30 days of the end of each month.

SECTION 5.03. OPERATION REVIEW.

     (a) Borrower agrees that it will review its operations with Lender. Such operations reviews will be in such depth and detail as Lender shall reasonably request. Operations reviews, which usually will require a day or less to complete, will be held as reasonably necessary, generally once a fiscal quarter.

SECTION 5.04. PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

     (a) Borrower shall, and shall cause its Subsidiaries (if any) to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (iii) all of its other Indebtedness, except as prohibited hereunder; provided, however, that Borrower and its Subsidiaries, if any, shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

SECTION 5.05. MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS.

     (a) Borrower shall, and shall cause its Subsidiaries (if any) to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority. Borrower shall keep its principal place of business within the United States.

SECTION 5.06. SEC FILING AND MAINTENANCE OF SEC REPORTING REQUIREMENTS.

     (a) So long as Borrower has a class of securities registered pursuant to
Section 12 of the 1934 Act, Borrower shall duly file, when due, all reports and statements required of a company whose securities are registered for public trading under and pursuant to the 1934 Act, as amended, and any rules and regulations issued thereunder, and to preserve and maintain its registration thereunder and all of the rights of its security holders normally associated with a publicly traded stock company.

SECTION 5.07. NOTICE OF DEFAULT.

     (a) Borrower shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes a Default or would with the passage of time become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

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                                       15

--------------------------------------------------------------------------------

SECTION 5.08. OTHER NOTICES.

     (a) Borrower shall promptly notify Lender of (i) any Material Adverse Change in its financial condition or its business, (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower or its Subsidiaries, if any, (iii) any material adverse claim against or affecting Borrower or its Subsidiaries, if any, or any of its properties, and (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority, the negative result of which has a Material Adverse Effect on Borrower and its Subsidiaries, taken as a whole.

SECTION 5.09. COMPLIANCE WITH LOAN DOCUMENTS.

     (a) Borrower shall, and shall cause each of its Subsidiaries (if any) to, promptly comply with any and all covenants and provisions of the Loan Documents.

SECTION 5.10. COMPLIANCE WITH MATERIAL AGREEMENTS.

     (a) Borrower shall, and shall cause each of its Subsidiaries (if any) to, comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

SECTION 5.11. OPERATIONS AND PROPERTIES.

     (a) Borrower shall, and shall cause each of its Subsidiaries (if any) to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower shall, and shall cause each of its Subsidiaries (if any) to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

SECTION 5.12. COMPLIANCE WITH LAW.

     (a) Borrower shall, and shall cause each of its Subsidiaries (if any) to, comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.13. INSURANCE.

     (a) Borrower shall, and shall cause each of its Subsidiaries (if any) to, maintain such worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

SECTION 5.14. AUTHORIZATIONS AND APPROVALS.

     (a) Borrower shall, and shall cause each of its Subsidiaries (if any) to, promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

SECTION 5.15. ERISA COMPLIANCE.

     (a) Borrower shall (i), at all times, make prompt payment of all contributions required under all Plans, if any, and shall meet the minimum funding standards set forth in ERISA with respect to its Plans subject to ERISA, if any, (ii) notify Lender immediately of any fact in connection with any of its Plans, which might constitute grounds for termination thereof or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii)

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                                       16

--------------------------------------------------------------------------------

furnish to Lender upon its request such additional information concerning any of its Plans as may be reasonably requested.

SECTION 5.16. FURTHER ASSURANCES.

     (a) Borrower shall, and shall cause each of its Subsidiaries (if any) to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or the obligations of Borrower or its Subsidiaries, if any, thereunder, which Lender may request from time to time.

SECTION 5.17. INDEMNITY BY BORROWER.

     (a) Borrower shall indemnify, save, and hold harmless, Lender and its directors, officers, agents, attorneys, and employees (singularly or collectively, the "Indemnitee") from and against (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action directly or indirectly relates to the Agreement and the other Loan Documents issued pursuant thereto, the use of proceeds of the Loans, or the relationship of Borrower and Lender under this Agreement or any transaction contemplated pursuant to this Agreement, (ii) any administrative or investigative proceeding by any Governmental Authority directly or indirectly related to a claim, demand, action or cause of action described in clause (i) above, and (iii) any and all liabilities, losses, costs, or expenses (including reasonable attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, however, that Borrower shall have no obligation under this Section 5.17 to Lender with respect to any of the foregoing arising out of the negligence or willful misconduct of Lender or its assignees or the breach by the Lender or its assignees or their respective directors, officers, agents, attorneys or employees of this Agreement or any other Loan Document or other document executed in connection with any of the aforesaid, the breach by Lender or its assignees of any agreement or commitment with other parties, the violation or alleged violation of any law, rule or regulation by Lender or its assignees, or from the transfer or disposition by Lender of any Debenture or the Common Stock issued upon conversion of the Debenture. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. In the event that such Indemnitee's failure to properly notify the Borrower materially prejudices Borrower's right to participate in the contest of such claim, demand, action, or cause of action, then said Indemnitee shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Borrower may elect to defend any such claim, demand, action or cause of action (at its own expense) asserted against said Indemnitee and, if requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnitee (at Borrower's expense) shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment to or on behalf of an Indemnitee hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's written concurrence thereto. In the event that said Indemnitee fails to obtain Borrower's prior written consent to any such settlement or compromise, said Indemnitee shall have no right to receive and Borrower shall have no obligation to pay any indemnification amounts hereunder. Each Indemnitee may employ counsel in enforcing its rights hereunder and in defending against any claim, demand, action, or cause of action covered by this Section 5.17; provided, however, that each Indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section which also involves any other Indemnitee, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees, including by allowing Borrower to select one lawyer for all parties, such selection to be

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                                       17
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Agreement (continued)
--------------------------------------------------------------------------------

subject to the approval of such parties, which approval shall not be unreasonably withheld or delayed. Any obligation or liability of Borrower to any Indemnitee under this Section 5.17 shall survive the expiration or termination of this Agreement and the repayment of the Debentures.

5.18 PAYMENT OF MANAGEMENT FEE/MONITORING FEE

     (a) Borrower shall pay each of Renaissance III and Renaissance PLC a monitoring and financial advisory fee of $500 per month and shall reimburse them for the reasonable travel and out-of-pocket expenses incurred by them or their agents in monitoring Borrowers compliance with the Agreement, including service by the individuals, if any, designated by Lender to serve as a director or Advisory Director of Borrower pursuant to Section 10.01 of this agreement.

                         ARTICLE VI - NEGATIVE COVENANTS

     So long as any part of the Debentures have not been redeemed or converted hereunder, and until such redemption or conversion in full, unless the Lender shall otherwise consent in writing, which consent shall not be unreasonably withheld, Borrower agrees that, unless permitted otherwise:

SECTION 6.01. LIMITATION ON INDEBTEDNESS.

     (a) Borrower and its Subsidiaries shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except:

     (i) Indebtedness arising out of this Agreement or otherwise contemplated herein;

     (ii) Indebtedness secured by the Permitted Liens;

     (iii) Current liabilities for accounts payable or obligations accrued (other than for borrowed funds or purchase money obligations) and incurred in the ordinary course of business, and for taxes and assessments;

     (iv) Indebtedness as listed on Exhibit 4.05.

SECTION 6.02. NEGATIVE PLEDGE.

     (a) Borrower shall not, and shall not permit its Subsidiaries (if any) to, create, incur, permit or suffer to exist any Lien upon any of its property or assets other than Permitted Liens, or payments upon any Subordinated Debt other than regularly scheduled installments of principal and interest and shall not directly or indirectly make any payment of any Subordinated Debt which would violate the terms of the Agreement or of such Subordinated Debt or any subordination agreement applicable to such Subordinated Debt.

SECTION 6.03. ALTERATION OF MATERIAL AGREEMENTS.

     (a) Borrower shall not, and shall not permit its Subsidiaries (if any) to, consent to or permit any alteration, amendment, modification, release, waiver or termination of any material agreement to which it is a party other than in the ordinary course of business. An agreement shall not be considered material unless it relates to a value greater than five percent (5%) of the net worth of the Borrower.

SECTION 6.04. CERTAIN TRANSACTIONS.

     (a) Except as permitted by Section 6.11, Borrower shall not, and shall not permit its Subsidiaries (if any) to, enter into any transaction with, or pay any management fees to, any Affiliate; provided, however, that Borrower and any Subsidiary may enter into transactions with Affiliates upon terms not less favorable to Borrower and any Subsidiary than would be obtainable at the time in comparable transactions of Borrower and any Subsidiaries in arms-length dealings with Persons other than Affiliates.

SECTION 6.05. LIMITATIONS ON ACQUISITION OF NON-RELATED BUSINESS.

     (a) Borrower shall not, and shall not permit its Subsidiaries (if any) to, engage in any line of business or acquire any new product lines or business or acquire any companies unless such new product line or business of the company acquired is primarily involved in the Borrower's current lines of business (which the Lender acknowledges is the toy business).

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                                       18
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Agreement (continued)
--------------------------------------------------------------------------------

SECTION 6.06. LIMITATION ON SALE OF PROPERTIES.

     (a) Borrower shall not, and shall not permit its Subsidiaries (if any) to
(i) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration, or
(ii) sell, assign or discount any accounts receivable except in the ordinary course of business or except to secure bank or commercial working capital loans in the ordinary course of business. This restriction shall not apply unless the transaction, or in the case of related transactions, the aggregate of such related transactions, involves a value greater than 10 percent (10%) of the net worth of the Borrower.

SECTION 6.07. FISCAL YEAR AND ACCOUNTING METHOD.

     (a) Borrower shall not, and shall not permit its Subsidiaries, if any, to, change its method of accounting except as permitted by GAAP.

SECTION 6.08. LIQUIDATION AND DISPOSITIONS OF SUBSTANTIAL ASSETS.

     (a) Borrower shall not permit its Subsidiaries to (i) dissolve or liquidate, (ii) sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets or business, or (iii) enter into any other transaction that has a similar effect.

SECTION 6.09. NO AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

     (a) Borrower shall not, and shall not permit its Subsidiaries (if any) to amend its Articles of Incorporation or bylaws in a manner which would have a materially adverse impact upon the Lender except as is necessary to fulfill the conditions of this Agreement.

SECTION 6.10. LIMITATION ON INCREASED EXECUTIVE COMPENSATION AND BONUS, PROFIT SHARING OR OTHER INCENTIVE PAYMENTS.

     (a) Borrower will not increase the salary, bonus, or other compensation programs (whether in cash, securities, or other property, and whether payment is deferred or current) of its top five executive officers unless such compensation increase is approved by a majority of the Board, or a Compensation Committee of the Board, a majority of whom shall non-employee Directors.

     (b) Borrower shall not pay any Bonus, Profit Sharing or Other Incentive Payments until such plans are formally adopted by the majority of the Board, or a Compensation Committee of the Board, a majority of whom shall be non-employee Directors.

SECTION 6.11. RESTRICTED PAYMENTS.

     (a) So long as any Debentures are outstanding, Borrower shall not (i) declare or pay any dividend (other than stock dividends) on any Common Stock, or
(ii) purchase, redeem, decrease, or otherwise acquire any shares of Common Stock, or any Preferred Stock. Debentures must be prepaid on a pro rata basis with any prepayments of debt which is pari passu with the Debentures.

SECTION 6.12. RETENTION OF STOCK OWNERSHIP.

     (a) As provided in Exhibit 6.12, so long as the Debentures remain outstanding, key members of management will agree to withhold sale or assignment of their ownership in Borrower until April 30, 1997, unless released earlier by Joseph Charles & Associates or offered together with an underwritten offering of Borrower's common stock and otherwise, while and so long as they continue to be employed by the Borrower or its Subsidiaries, such members may only sell pursuant to Rule 144 until the Debentures have been repaid.

          ARTICLE VII - COVENANTS OF MAINTENANCE OF FINANCIAL STANDARDS

SECTION 7.01. FINANCIAL RATIOS.

     (a) So long as any part of the Debentures has not been redeemed or converted hereunder, and until such redemption or conversion in full, or unless the Lender (or if any portion of the Debentures has been assigned, the holders of a majority in amount of the outstanding Principal Amount) shall otherwise

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                                       19

--------------------------------------------------------------------------------

consent in writing, the Borrower will at all times maintain the agreed minimum financial ratios or standards as provided and set forth in Exhibit 7.01 - Agreed Minimum Financial Standards as attached hereto and made a part hereof. Borrower shall deliver to Lender a compliance certificate covering these ratios as required in Section 5.01(b)(iii).

                        ARTICLE VIII - EVENTS OF DEFAULT

SECTION 8.01. EVENTS OF DEFAULT.

     (a) An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

     (i) Borrower shall fail to pay (or shall state in writing an intention not to pay or its inability to pay), not later than ten (10) days after the due date, any installment of interest on or principal of, any Debenture or any fee, expense or other payment required hereunder;

     (ii) Any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty was made;

     (iii) Default shall occur in the performance of any of the covenants or agreements of Borrower or of its Subsidiaries (if any) contained herein, or in any of the other Loan Documents, which is not remedied within thirty (30) days after written notice thereof to Borrower from Lender;

     (iv) Default shall occur in the payment of any material indebtedness (other than the Obligation) of the Borrower and its Subsidiaries (if any) considered in the aggregate, or default shall occur in respect of any note, loan agreement or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein and any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

     (v) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

     (vi) Borrower or its Subsidiaries (if any) shall (A) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself, or of all or substantially all of such Person's assets, (B) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (F) take corporate action for the purpose of effecting any of the foregoing;

     (vii) An involuntary petition or complaint shall be filed against Borrower or any of its Subsidiaries (if any) seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or its subsidiary (if any) or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

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                                       20

--------------------------------------------------------------------------------

     (viii) Any final judgment(s) not subject to appeal for the payment of money in excess of the sum of $250,000 in the aggregate shall be rendered against Borrower or any subsidiary and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

     (ix) The Borrower shall fail to issue and deliver shares of Common Stock as provided herein upon conversion of the Debenture; or

     (x) The Borrower shall fail to submit to its stockholders Lender's nominee, if any, for election to the Board of Directors of the Borrower or shall remove Lender's nominee from the Board of Directors of Borrower other than for cause.

SECTION 8.02. REMEDIES UPON EVENT OF DEFAULT.

     (a) If an Event of Default shall have occurred and be continuing for a period of thirty (30) days, then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion may deem necessary or appropriate:

     (i) declare the unpaid Principal Amount (after application of any payments or installments received by Lender) of, and all interest then accrued but unpaid on, the Debentures and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Debentures to the contrary notwithstanding;

     (ii) reduce any claim to judgment; and

     (iii) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.

SECTION 8.03. PERFORMANCE BY LENDER.

     (a) Should Borrower fail to perform any covenant, duty or agreement contained herein or in any of the other Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender at its principal office in Dallas, Texas, together with interest thereon, at the interest rate specified in the Debenture, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender assumes no liability or responsibility for the performance of any duties of Borrower hereunder or under any of the other Loan Documents.

SECTION 8.04. PAYMENT OF EXPENSES INCURRED BY LENDER.

     (a) Upon the occurrence of a Default or an Event of Default, which occurrence is not cured within the notice provisions, if any, provided herein, Borrower agrees to pay and shall pay all costs and expenses (including Lender's attorney's fees and expenses) reasonably incurred by Lender in connection with the preservation and enforcement of Lender's rights under the Agreement, the Debentures, or any other Loan Document.

                        ARTICLE IX - REGISTRATION RIGHTS

SECTION 9.01.  DEMAND FOR REGISTRATION.

     (a) Subject to the Holder's rights to convert all or part of the Debentures, the Borrower hereby agrees to register, at the Holder's expense and subject to the terms and conditions set forth herein, all or any portion of the Registrable Securities at any time (but on not more than one occasion prior to December 31, 1998) it shall receive a written request from the Holder that the Borrower file a registration statement under the 1933 Act covering the registration of the Registrable Securities held by

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                                       21

--------------------------------------------------------------------------------

the Holder, but in no event prior to the later of (i) March 1, 1997 or (ii) if a registration statement for an underwritten public offering of the Borrower's common stock is filed with the SEC on or before March 1, 1997, six months following the effective date of such registration or such lesser time as may be allowed by the underwriter for shares held by officers, directors or other shareholders of the Company. The Borrower shall, within 20 days of its receipt thereof, give written notice of such request to all Holders of record of Registrable Securities. The Holders of said Registrable Securities shall then have 15 days from the date of mailing of such notice by the Borrower to request that all or a portion of their respective Registrable Securities be included in said registration. The Borrower hereby agrees, subject to the limitations hereof, to use its best lawful efforts to effect as soon as reasonably possible, and in any event (if legally possible, and as allowed by the SEC, and if no factor outside the Borrower's reasonable control prevents it) within 150 days of the receipt of the initial written registration request, to effect the registration under the 1933 Act of all Registrable Securities which the Holders thereof (the "Initiating Holders") have requested.

     (b) After two years from the date this Loan Agreement was executed, the Borrower hereby agrees to register, at the expense of the Borrower and subject to the terms and conditions set forth herein, all or any portion of the Registrable Securities at any time it shall receive a written request from the Holder that the Borrower file a registration statement under the 1933 Act covering the registration of the Registrable Securities held by the Holder. Such registrations at the Borrower's expense shall be limited to a maximum of two and at a frequency no greater than one per year. The Borrower shall, within 20 days of its receipt thereof, give written notice of such request to all Holders of record of Registrable Securities. The Holders of said Registrable Securities shall then have 15 days from the date of mailing of such notice by the Borrower to request that all or a portion of their respective Registrable Securities be included in said registration. The Borrower hereby agrees, subject to the limitations hereof, to use its best lawful efforts to effect as soon as reasonably possible, and in any event (if legally possible, and as allowed by the SEC, and if no factor outside the Borrower's reasonable control prevents it) within 150 days of the receipt of the initial written registration request, to effect the registration under the 1933 Act of all Registrable Securities which the Holders thereof (the "Initiating Holders") have requested.

     (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Borrower as a part of their request made pursuant to this Agreement, and the Borrower shall include such information in the written notice to the other Holders of Registrable Securities referred to in Section 9.01(a). In such event, the right of any Holder to include his/her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Borrower, the underwriter, a majority in interest of the Initiating Holders and such Holder) is limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Borrower as provided in Section 9.03(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by mutual agreement of the Borrower and a majority in interest of the Initiating Holders, which agreement shall not be unreasonably withheld. Notwithstanding any other provision of this Section 9.01, if the underwriter advises the Initiating Holders and the Borrower in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder(s) shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated on a pro rata basis among all Holders that have requested to participate in such registration.

     (c) Holders shall utilize Rule 144 if said exemption, in the Lender's sole determination, meets its distribution requirements.

     (d) Notwithstanding the foregoing, if the Borrower shall furnish to the Initiating Holders a certificate signed by the President of the Borrower stating that in the good faith judgment of the Board of Directors of the Borrower, it would be materially detrimental to the Borrower and its shareholders for a registration

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                                       22

--------------------------------------------------------------------------------

statement to be filed at that time, and it is therefore essential to defer the filing of such registration statement described in this Section 9.01, the Borrower shall have the right to defer the commencement of such a filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided, however, that at least 12 months must elapse between any two such deferrals.

SECTION 9.02. "PIGGY-BACK" REGISTRATION.

     If, but without any obligation to do so, the Borrower proposes to register any of its capital stock under the 1933 Act in connection with the public offering of such securities for its own account or for the account of its security holders, other than Holders of Registrable Securities pursuant hereto (a "Piggy-Back Registration Statement"), (except for (i) a registration relating solely to the sale of securities to participants in the Borrower's stock plans or employee benefit plans or (ii) a registration relating solely to an SEC Rule 145 transaction or any rule adopted by the SEC in substitution thereof or in amendment thereto), then:

     (a) The Borrower shall give written notice of such determination to each Holder of Registrable Securities, and each such Holder shall have the right to request, by written notice given to the Borrower within 15 days of the date that such written notice was mailed by the Borrower to such Holder, that a specific number of Registrable Securities held by such Holder be included in the Piggy-Back Registration Statement (and related underwritten offering, if any), subject to a 90 day delay in the commencement of the Holder's offering of the shares at the underwriter's request;

     (b) If the Piggy-Back Registration Statement relates to an underwritten offering, the notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition such notice shall also specify the number of securities to be registered for the account of the Borrower and for the account of its shareholders (other than the Holders of Registrable Securities), if any;

     (c) If the Piggy-Back Registration Statement relates to an underwritten offering, each Holder of Registrable Securities to be included therein must agree (i) to sell such Holder's Registrable Securities on the same basis as provided in the underwriting arrangement approved by the Borrower, and (ii) to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC or by any state securities regulatory body;

     (d) If the managing underwriter or underwriters for the underwritten offering under the Piggy-Back Registration Statement determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriters for such offering to sell all of the securities requested to be included for sale in such offering at the best price obtainable therefor, the aggregate number of Registrable Securities that may be sold by the Holders shall be limited to such number of Registrable Securities, if any, that the managing underwriter or underwriters determine may be included therein without such adverse effect as provided below. If the number of Registrable Securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by the Borrower for its own account and for the account of other stockholders (other than Holders of Registrable Securities), as they may agree among themselves, and second, as to the balance, if any, Registrable Securities requested to be included therein by the Holders thereof (pro rata as between such Holders based upon the number of Registrable Securities initially proposed to be registered by each), or in such other proportions as the managing underwriter or underwriters for the offering may require; provided, however, that in the event that the number of Registrable Securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering pursuant to the terms and conditions set forth above and the Piggy-Back Registration Statement is a result of public offering by the Borrower of its securities for its own account, there shall be included in the offering, first, up to the maximum number of securities to be sold by the Borrower for its own account and second, up to 400,000 shares of common stock to be sold for the account of

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                                       23

--------------------------------------------------------------------------------

Borrower's common shares stock holders other than the Holders of Registrable Securities as to the balance, if any, securities to be sold for the account of the Borrower's stockholders (both the Holders of Registrable Securities requested and such other stockholders of the Borrower requested to be included therein) on a pro rata basis; and

     (e) Holders of Registrable Securities shall have the right to withdraw their Registrable Securities from the Piggy-Back Registration Statement, but if the same relates to an underwritten offering, they may only do so during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Securities.

SECTION 9.03. OBLIGATIONS OF THE BORROWER.

     Whenever required to effect the registration of any Registrable Securities pursuant to this Agreement, the Borrower shall, as expeditiously as reasonably possible at the Holder's expense if pursuant to Section 9.01(a):

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best lawful efforts to cause such registration statement to become effective, and keep such registration statement effective until the sooner of all such Registrable Securities having been distributed, or until 120 days have elapsed since such registration statement became effective (subject to extension of this period as provided below);

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, or until 120 days have elapsed since such registration statement became effective whichever occurs first (subject to the extension of this period as provided below in paragraph (g));

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

     (d) Use its best lawful efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Borrower shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form reasonably satisfactory to the Borrower and the Holders of a majority of the Registrable Securities to be included in such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

     (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (g) In the event of the notification provided for in Section 9.03(f) above, the Borrower shall use its best efforts to prepare and file with the SEC (and to provide copies thereof to the Holders) as soon as reasonably possible an amended prospectus complying with the 1933 Act, and the period during which the prospectus referred to in the notice provided for in Section 9.03(f) above cannot be used and the time period prior to the use of the amended prospectus referred to in this Section 9.03(g) shall not be counted in the 120 day period of this Section 9.03.

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Agreement (continued)
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SECTION 9.04. FURNISH INFORMATION.

     (a) It shall be a condition precedent to the obligations of the Borrower to take any action pursuant to this Article IX that the selling Holders shall furnish to the Borrower any and all information reasonably requested by the Borrower, its officers, directors, employees, counsel, agents or representatives, the underwriter or underwriters, if any, and the SEC or any other Governmental Authority, including but not limited to: (i) such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Securities, and (ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

     (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act, the Borrower shall give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Holders' sole cost and expense (except as otherwise set forth herein), such access to copies of the Borrower's records and documents and such opportunities to discuss the business of the Borrower with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

SECTION 9.05. EXPENSES OF DEMAND REGISTRATION.

     Except as set forth below, all expenses, other than underwriting discounts and commissions incurred in connection with not more than two demand registrations pursuant to Section 9.01 above, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Borrower, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Borrower; provided, however, that the Borrower shall not be required to pay and the Holders shall pay for any expenses of any registration proceeding which was commenced prior to December 31, 1998, pursuant to Section 9.01, or if a registration request is subsequently withdrawn at the written request of the Holders of the majority of the Registrable Securities entitled to such registration.

SECTION 9.06.  EXPENSES OF PIGGY-BACK REGISTRATION.

     (a) Each Holder shall bear and pay all commissions and discounts attributable to the inclusion of such Holder's Registrable Securities in any registration, filing or qualification of Registrable Securities pursuant to
Section 9.01(a) and Section 9.02 and the reasonable fees and disbursements of the counsel for the selling Holders

SECTION 9.07.  INDEMNIFICATION REGARDING REGISTRATION RIGHTS.

     If any Registrable Securities are included in a registration statement under this Article IX:

     (a) To the extent permitted by law, the Borrower will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to the Borrower or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein;
(ii) the omission or alleged omission to state therein a material fact with respect to the Borrower or its securities required to be stated therein or necessary to make the statements therein not misleading; or (iii)

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                                       25
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Agreement (continued)
--------------------------------------------------------------------------------

any violation or alleged violation by the Borrower of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 9.07(a) shall not apply and the Borrower shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter or controlling person, or (ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Borrower, which consent shall not be unreasonably withheld.

     (b) To the extent permitted by law, each Holder who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnify and hold harmless the Borrower, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Borrower within the meaning of the 1933 Act or the 1934 Act, each of the Borrower's employees, agents, counsel and representatives, any underwriter and any other Holder selling securities in such registration statement, or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses, liabilities (joint or several) to which the Borrower or any such director, officer, controlling person, employee, agent, representative, underwriter, or other such Holder, or director, officer or controlling person thereof, may become subject, under the 1933 Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent and only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such. Each such Holder will indemnify any legal or other expenses reasonably incurred by the Borrower or any such director, officer, employee, agent representative, controlling person, underwriter or other Holder, or officer, director or of any controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.07(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under this Section 9.07 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.07, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 9.07, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

     (d) If the indemnification provided for in this Section 9.07 is unavailable to an indemnified party under this Section in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative

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                                       26

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fault of the Borrower, on the one hand and of the Holder, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of the Borrower, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by the Borrower or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Borrower, on the one hand, and the Holders, on the other hand, agree that it would not be just and equitable if contribution pursuant to this
Section 9.07 were determined by a pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this
Section 9.07, neither the Borrower nor the Holders shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which the Borrower or each such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

SECTION 9.08.  REPORTS UNDER THE 1934 ACT.

     So long as the Borrower has a class of securities registered pursuant to
Section 12 of the 1934 Act, with a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Borrower to the public without registration or pursuant to a registration on Form S-3, if applicable, the Borrower agrees to use its best lawful efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

     (b) File with the SEC in a timely manner all reports and other documents required of the Borrower under the 1933 Act and the 1934 Act;

     (c) Use its best efforts to include all Common Stock covered by such registration statement on NASDAQ if the Common Stock is then quoted on NASDAQ; or list all Common Stock covered by such registration statement on such securities exchange on which any of the Common Stock is then listed; or, if the Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of the Borrower, listed on a national securities exchange; and

     (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, (i) forthwith upon request a copy of the most recent annual or quarterly report of the Borrower and such other SEC reports and documents so filed by the Borrower, and (ii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

SECTION 9.09. ASSIGNMENT OF REGISTRATION RIGHTS.

     (a) Subject to the terms and conditions of the Agreement, and the Debentures, the right to cause the Borrower to register Registrable Securities pursuant to this Agreement may be assigned by Holder to any transferee or assignee of such securities; provided that said transferee or assignee is a transferee or assignee of at least ten percent (10%) of the Registrable Securities and provided that the Borrower is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being

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                                       27

--------------------------------------------------------------------------------

assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; it being the intention that so long as Holder holds any Registrable Securities hereunder, either Holder or its transferee or assignee of at least ten percent may exercise the demand right to registration and piggy-back registration rights hereunder. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

SECTION 9.10. OTHER MATTERS.

     (a) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, with respect to each offering of the Registrable Securities, whether each Holder is offering such Registrable Securities in an underwritten or non-underwritten offering, such Holder will comply with Rules 10b-2, 10b-6 and 10b-7 of the 1934 Act and such other or additional anti-manipulation rules then in effect until such offering has been completed, and in respect of any non-underwritten offering, in writing will inform the Borrower, any other Holders who are selling shareholders, and any national securities exchange upon which the securities of the Borrower are listed, that the Registrable Securities have been sold and will, upon the Borrower's request, furnish the distribution list of the Registrable Securities. In addition, upon the request of the Borrower, each Holder will supply the Borrower with such documents and information as the Borrower may reasonably request with respect to the subject matter set forth and described in this
Section 9.10.

     (b) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Borrower of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of Registrable Securities under the prospectus related to the applicable registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Borrower that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

     (c) The Borrower hereby agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the 7th day prior to, and ending on the 120th day (subject to extension as provided in Section 9.03 hereof) following the effective date of any underwritten demand registration, other than pursuant to Form S-8.

SECTION 9.11  TERMINATION OF RIGHTS.

     (a) The Holders' right to demand registration and to participate in a Piggy-Back Registration, as granted to Holders under this Article IX, shall terminate on June 30, 2006, or after the Holder has exercised two demand registration rights at the expense of the Borrower as provided in Article IX of this Agreement, whichever is first to occur.

               ARTICLE X - DIRECTORS AND BOARD MEETING ATTENDANCE

SECTION 10.01. BOARD REPRESENTATION OR ATTENDANCE BY LENDER DESIGNEE.

     (a) Borrower herewith agrees that Lender shall have the right from time to time, at Lender's option and so long as all of Debentures have not been fully converted or redeemed, to designate a nominee to the Board of Directors of the Borrower, which designee is subject to the written approval of Borrower which approval shall not be unreasonably withheld. Borrower will, at all times, use its reasonable best efforts to secure the election of such designee as a Director of the Borrower, provided that such designee may, at his or her option, elect to serve only as an "Advisory Director" with all the rights of the Directors

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Agreement (continued)
--------------------------------------------------------------------------------

in regards to notice and attendance at meetings of the Board of Directors, or committees thereof, but without voting rights. All reasonable costs and expenses incurred by such Designee as a Director or Advisory Director, or by Lender on behalf of such Designee, shall be reimbursed by Borrower, consistent with payment policies accorded to other independent directors.

     (b) Further, though Lender may waive, from time to time, its right to require a Board Designee, in such event it shall be entitled, at its own expense, to have a representative of the Lender attend meetings of the Board of Directors of the Borrower or of its Subsidiaries and such representative may serve as an observer but without voice in matters under discussion except as requested.

     (c) Any such Designee or representative of the Lender shall, if requested to do so, absent himself or herself from the meeting in the event of, and so long as, the Directors are considering and acting on matters pertaining to any rights or obligations of the Borrower or the Lender under the Agreement, the Debenture, or the other Loan Documents. Borrower will provide Lender's designated representative with the same notice of Board meetings and information as the Borrower shall provide to its duly elected Directors.

     (d) Upon an Event of Default, the Holders shall have the right to name two of the Borrower's Directors.

SECTION 10.02. BORROWER'S RIGHT TO REQUEST LENDER TO PROVIDE AN ADVISOR AND A DIRECTOR NOMINEE.

     (a) Lender herewith agrees that, so long as no Default or Event of Default exists under the Agreement and so long as the Debentures have not been fully converted or redeemed, Lender will, at the written request of Borrower, use its reasonable best efforts to provide, from time to time, a person or persons, reasonably believed knowledgeable in investor relations, such person or persons to be available to consult with, and serve as advisor to, the Borrower about its communications with its shareholders and with the general investment public. Further, if requested by Borrower, at least one such person will be available to serve as a nominee to the Board of Directors of the Borrower provided that such nominee may, at his or her option, elect to serve only as an "Advisory Director" with all the rights of the Directors in regards to notice and attendance at meetings of the Board of Directors, or committees thereof, but without voting rights. All reasonable costs and expenses incurred by such person or persons, or by Lender on behalf of such persons, shall be reimbursed by Borrower, consistent with payment policies accorded to other independent directors.

SECTION 10.03. LIMITATION OF AUTHORITY OF PERSONS DESIGNATED AS A DIRECTOR NOMINEE.

     (a) It is provided and agreed that the actions and advice of any person while serving pursuant to Section 10.01 or 10.02 as an advisor to the Borrower or as a member of Borrower's Board of Directors, or while serving solely as a representative of Lender in attendance at meetings of the Board of Directors, shall be construed to be the actions and advice of that person alone and not be construed as actions of the Lender as to any notice of requirements or rights of Lender under this Agreement, the Debenture or the other Loan Documents; nor as actions of the Lender to approve modifications, consents, amendments or waivers thereof; and all such actions or notices shall be deemed actions or notices of the Lender only when duly provided in writing and given in accordance with the provisions of this Agreement.

SECTION 10.04. NONLIABILITY OF LENDER.

     (a) The provisions of Section 10.01 and 10.02 notwithstanding, the relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and except for the agreement to use its best efforts to provide a knowledgeable advisor (whose actions and advice shall be deemed to be solely advised by such person in an individual capacity and not advice by Lender), Lender neither undertakes nor assumes any responsibility or duty to the Borrower to review, inspect, supervise, pass judgment upon, or inform Borrower of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrower by Lender, or any representative or agent of Lender, in connection

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
Agreement (continued)
--------------------------------------------------------------------------------

with any such matter is for the protection of Lender, and neither Borrower nor any third party is entitled to rely thereon.

                 ARTICLE XI - AGENCY AND INTER-LENDER PROVISIONS

SECTION 11.01. LENDERS' REPRESENTATIONS AND WARRANTIES TO OTHER LENDERS Each

Lender represents and warrant to the other Lender and the Agent:

     (a) It is legal for it to make its portion of the Loan, and the making of such portion of the Loan complies with laws applicable to it;

     (b) It has made, without reliance upon any other Lender, its own independent review (including any desired investigations and inspections) of, and it accepts and approves, the Loan, the Agreement and the associated documents and all other matters and information which it deems pertinent. It acknowledges that the Loan Documents are a complete statement of all understandings and respective rights and obligations between and among Lenders and Borrowers regarding the Loan.

     (c) No Lender has made any express or implied representation or warranty to any other Lender with respect to this transaction.

     (d) It will, independently and without reliance upon any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will make such investigation as it deems necessary to inform itself as to the Loan, the Loan Document, the Borrower and any collateral; provided, however, nothing contained in this Section shall limit Agent's obligation to provide the other Lenders with the information and documents Agent is expressly required to deliver under this Agreement.

     (e) The relationship of Lender is, and shall at all times remain, solely that of a lender of its respective Loan portion. Lenders are not partners or joint venturers in connection with the Loan

SECTION 11.02. WAIVER OF LOAN PROVISIONS OR INTEREST OR PRINCIPAL PAYMENTS

     (a) So long as Renaissance III and Renaissance PLC each have not sold or assigned any of the debentures issued to such Lender pursuant to this Agreement, consent of both Renaissance III and Renaissance PLC will be required for the waiver of principal or interest payment and any alterations thereto.

     (b) If either Renaissance III and Renaissance PLC disposes of any part of their Debentures, a waiver of an interest or principal payment and any alterations thereto will require the consent of the holders of a majority by dollar amount of the then outstanding Debentures issued pursuant to this Agreement.

SECTION 11.03. AGENCY

     (a) Renaissance III and Renaissance PLC each hereby designates and appoints Renaissance Capital Group, Inc. ("Renaissance Group") as its Agent under this Agreement and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonable incidental thereto. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Borrowers. The Agent may perform any of its duties under this Agreement, or under the other Loan Documents, by or through its agents or employees.

     (b) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Except as expressly provided herein, the duties of the Agent shall be mechanical and administrative in nature. The Agent shall have and may use its sole discretion with respect to exercising or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents. The Agent shall not have by reason of this Agreement a fiduciary relationship with respect to any Lender. Nothing in this Agreement or any

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                                       30

--------------------------------------------------------------------------------

of the other Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. If the Agent seeks the consent or approval of the Majority in Interest to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Majority in Interest have instructed the Agent to act or refrain from acting pursuant hereto. The Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to the Lenders or the Borrower, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     (c) Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it or any of them under this Agreement or under any of the other Loan Documents, or in connection herewith or therewith, except that no Person shall be relieved of any liability imposed by law, intentional tort or gross negligence. The Agent shall not be not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuiness, validity, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or any of the transactions contemplated thereby, or for the financial condition of any of the Borrowers. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of any of the Borrowers, or the existence or possible existence of any Default or Event of Default. Agent shall give Lender notice of any Default or Event of Default of which Agent has actual notice. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Majority in Interest. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Majority in Interest.

     (d) The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     (e) To the extent that the Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's pro rata share. The obligations of the Lenders under this indemnification provision shall survive the payment in full of the Loans and the termination of this Agreement.

     (f) (i) The Agent is hereby authorized by each of the Borrowers and the Lenders, from time to time, before or after the occurrence of an Event of Default, to make such disbursements and advances ("Agent Advances") pursuant to this Agreement and the other Loan Documents which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the collateral, or any portion thereof, in order to enhance the likelihood of, or maximize the amount of, repayment by the Borrowers, or any guarantor or other Person, of the Loans and other Obligations or to pay any other amount chargeable to

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                                       31

--------------------------------------------------------------------------------

any of the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses. The Agent Advances shall be repayable on demand and be secured by the collateral.

         (ii) If and so long as the Loan is secured or the Lender is a beneficiary of any security agreement or pledge, the Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent for the benefit of the secured creditors upon any collateral (A) upon termination of the commitments and payments and satisfaction of all Loans, (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable, (B) constituting property being sold or disposed of if the applicable Borrower certifies to the Agent that the sale or disposition is made in compliance with this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry); (C) constituting property in which none of the Borrowers owned any interest at the time the Lien was granted or at any time thereafter; (D) constituting property leased to any of the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by such Borrower to be, renewed or extended; or (E) if approved, authorized or ratified in writing by the Majority in Interest. Upon request by the Agent or each of the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Lien granted to or held by the Agent, for the benefit of the secured creditors, upon particular types or items of collateral pursuant to this section.

         (iii) So long as no Event of Default has occurred and is then continuing, upon receipt by the Agent of confirmation from the Majority in Interest of its authority to release any Lien granted to or held by the Agent, for the benefit of the secured creditors, upon particular types or items of collateral, and upon at least five (5) business days prior written request by each of the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent, for the benefit of the secured creditors, herein or pursuant hereto upon such collateral; provided, however, that the Agent (i) shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release and (ii) shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any of the Borrowers in respect of) all interests retained by any Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the collateral.

         (iv) The Agent shall have no obligation whatsoever to any Lender to assure that the collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent, for the benefit of the secured creditors, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty or care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the pursuant to this section or pursuant to any of the Loan Documents, it being understood and agreed that in respect of the collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the collateral in its capacity as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any Lender as to any of the foregoing.

                           ARTICLE XII - MISCELLANEOUS

SECTION 12.01. STRICT COMPLIANCE.

     (a) Any waiver by Lender of any breach or any term or condition of this Agreement or the other Loan Documents shall not be deemed a waiver of any other breach, nor shall any failure to enforce any provision of this Agreement or the other Loan Documents operate as a waiver of such provision or of any other provision, nor constitute nor be deemed a waiver or release of the Borrower for anything arising out of, connected with or based upon this Agreement or the other Loan Documents.

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                                       32

--------------------------------------------------------------------------------

SECTION 12.02. WAIVERS AND MODIFICATIONS.

     (a) All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Agreement, the Debentures or any other Loan Documents, and any consent to departure therefrom, shall be effective only if the same shall be in writing by Lender and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the other Loan Documents shall be in addition to all other rights provided by law.

SECTION 12.03. LENDER LIABILITY.

     (a) The duties, warranties, covenants and promises arising from the Loan Documents of each Lender to Borrower shall be several and not joint, and the Borrower shall have no legal or equitable cause of action against one Lender (or its successors or assigns) for any liability of the other Lender (or its successors or assigns)

SECTION 12.03. NOTICES.

     (a) Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified, registered mail or sent by overnight service such as Federal Express, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

     (b) Any notice to be mailed, sent or personally delivered shall be mailed or delivered to the principal offices of the party to whom such notice is addressed, as that address is specified herein on the signature page hereof. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed, postage prepaid, or sent by overnight service or personally delivered or, if transmitted by telex or facsimile transmission, on the day that such notice is transmitted; provided, however, that any notice by telex or facsimile transmission, received by any Borrower or Lender after 4:00 p.m., Standard Time at the recipient's address, on any day, shall be deemed to have been given on the next succeeding day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 12.03.

SECTION 12.04. CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION.

     (a) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Debentures or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as Lender in its sole discretion may elect, and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Texas may be brought upon, and Borrower hereby irrevocably appoints, the CT Corporation, Dallas, Texas, as its true and lawful attorney-in-fact in the name, place and stead of Borrower to accept such service of any and all such writs, process and summonses. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Debenture brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

SECTION 12.05. ARBITRATION

     (a) Upon the demand of the Lender or Borrower (collectively the "parties"), made before the institution of any judicial proceeding or not more than 60 days after service of a complaint, third party

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                                       33

--------------------------------------------------------------------------------

complaint, cross-claim or counterclaim or any answer thereto or any amendment to any of the above, any Dispute (as defined below) shall be resolved by binding arbitration in accordance with the terms of this arbitration clause. A "Dispute" shall include any action, dispute, claim, or controversy of any kind, whether founded in contract, tort, statutory or common law, equity, or otherwise, now existing or hereafter occurring between the parties arising out of, pertaining to or in connection with this Agreement, any document evidencing, creating, governing, or securing any indebtedness guaranteed pursuant to the terms hereof, or any related agreements, documents, or instruments (the "Documents"). The parties understand that by this Agreement they have decided that the Disputes may be submitted to arbitration rather than being decided through litigation in court before a judge or jury and that once decided by an arbitrator the claims involved cannot later be brought, filed, or pursued in court. IF BORROWER SHALL FAIL TO PAY (OR SHALL STATE IN WRITING AN INTENTION NOT TO PAY OR ITS INABILITY TO PAY), NOT LATER THAN TEN (10) DAYS AFTER THE DUE DATE, ANY INSTALLMENT OF INTEREST ON OR PRINCIPAL OF, ANY DEBENTURE OR ANY FEE, EXPENSE OR OTHER PAYMENT REQUIRED HEREUNDER, LENDER MAY, AT ITS SOLE OPTION, ENFORCE ITS RIGHTS OUTSIDE THE ARBITRATION PROVISION FOUND IN THIS SECTION 12.05 OR ANY DEBENTURE.

     (b) Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association ("Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Arbitrations conducted pursuant to the terms hereof shall be governed by the provisions of the Federal Arbitration Act (Title 9 of the United States Code), and to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Texas. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. 91 or similar governing state law. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any Dispute.

     (c) No provision of, nor the exercise of any rights under, this arbitration clause shall limit the right of any party to (i) foreclose against any real or personal property collateral or other security, (ii) exercise self-help remedies (including repossession and setoff rights) or (iii) obtain provisional or ancillary remedies such as injunctive relief, sequestration, attachment, replevin, garnishment, or the appointment of a receiver from a court having jurisdiction. Such rights can be exercised at any time except to the extent such action is contrary to a final award or decision in any arbitration proceeding. The institution and maintenance of an action as described above shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration, nor render inapplicable the compulsory arbitration provisions hereof. Any claim or Dispute related to exercise of any self-help, auxiliary or other exercise of rights under this section shall be a Dispute hereunder.

     (d) Arbitrator(s) shall resolve all Disputes in accordance with the applicable substantive law of the State of Texas. Arbitrator(s) may make an award of attorneys' fees and expenses if permitted by law or the agreement of the parties. All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with this arbitration clause. Any arbitrator selected to act as the only arbitrator in a Dispute shall be required to be a practicing attorney with not less than 5 years practice in commercial law in the State of Texas. With respect to a Dispute in which the claims or amounts in controversy do not exceed five hundred thousand dollars ($500,000), a single arbitrator shall be chosen and shall resolve the Dispute. In such case the arbitrator shall have authority to render an award up to but not to exceed five hundred thousand dollars ($500,000) including all damages of any kind whatsoever, costs, fees and expenses. Submission to a single arbitrator shall be a waiver of all parties' claims to recover more than five hundred thousand dollars ($500,000). A Dispute involving claims or amounts in controversy exceeding five hundred thousand dollars ($500,000) shall be decided by a majority vote of a panel of three arbitrators ("Arbitration Panel"), one of whom must possess the qualifications to sit as a single arbitrator in a Dispute decided by one arbitrator. If the arbitration is consolidated with one conducted pursuant to the terms of an agreement between the Lender and the

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                                       34

--------------------------------------------------------------------------------

Borrower related to the indebtedness guaranteed, then the Arbitration Panel shall be one which meets the criteria set forth between the Lender and Borrower. Arbitrator(s) may, in the exercise of their discretion, at the written request of a party, (i) consolidate in a single proceeding any multiple party claims that are substantially identical and all claims arising out of a single loan or series of loans including claims by or against borrower(s), guarantors, sureties and/or owners of collateral if different from the Borrower, and (ii) administer multiple arbitration claims as class actions in accordance with Rule 23 of the Federal Rules of Civil Procedure. The arbitrator(s) shall be empowered to resolve any dispute regarding the terms of this Agreement or the arbitrability of any Dispute or any claim that all or any part (including this provision) is void or voidable but shall have no power to change or alter the terms of this Agreement. The award of the arbitrator(s) shall be in writing and shall specify the factual and legal basis for the award.

     (e) To the maximum extent practicable, the Administrator, the arbitrator(s) and the parties shall take any action necessary to require that an arbitration proceeding hereunder be concluded within 180 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to proceed within the times established herein. Arbitration proceedings hereunder shall be conducted in Texas at a location determined by the Administrator. In any such proceeding a party shall state as a counterclaim any claim which arises out of the transaction or occurrence or is in any way related to the Documents which does not require the presence of a third party which could not be joined as a party in the proceeding, The provisions of this arbitration clause shall survive any termination, amendment, or expiration of the Documents and repayment in full of sums owed to Lender by Borrower unless the parties otherwise expressly agree in writing. Each party agrees to keep all Disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or as required by applicable law or regulation.

SECTION 12.06. INVALID PROVISIONS.

     (a) If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) business days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

SECTION 12.07. MAXIMUM INTEREST RATE.

     (a) Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Debentures any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate,

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
Agreement (continued)
--------------------------------------------------------------------------------

Borrower and Lender shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Debentures; provided that, if the Debentures are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Debentures and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

     (b) "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Debentures under the laws which are presently in effect of the United States of America and the State of Texas or by the laws of any other jurisdiction which are or may be applicable to the holders of the Debentures and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Texas or by the laws of any other jurisdiction which are or may be applicable to the holder of the Debentures and which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

SECTION 12.08. PARTICIPATIONS AND ASSIGNMENTS OF THE DEBENTURES.

     (a) The Lender shall have the right to enter into a participation agreement with any other party with respect to the Debentures, or to sell all or any part of the Debentures, but any participation or sale shall not affect the rights and duties of such Lender hereunder vis-++-vis Borrower. In the event that all or any portion of the Loan shall be, at any time, assigned, transferred or conveyed to other parties, any action, consent or waiver (except for compromise or extension of maturity), to be given or taken by Lender hereunder (herein "Action"), shall be such action as taken by the holders of a majority in amount of the Principal Amount of the Debentures then outstanding, as such holders are recorded on the books of the Borrower and represented by Lender's Agent as described in subsection (b) below.

     (b) Assignment or sale of the Debentures shall be effective, on the books of the Borrower only upon (i) endorsement of the Debenture, or part thereof, to the proposed new holder, along with a current notation of the amount of payments or installments received and net Principal Amount yet unfunded or unpaid, and presentment of such Debenture to the Borrower for issue of a replacement Debenture, or Debentures, in the name of the new holder; (ii) a designation by the holders of a single Lender's Agent for Notice, such agent to be the sole party to whom Borrower shall be required to provide notice when notice to Lender is required hereunder and who shall be the sole party authorized to represent Lender in regard to modification or waivers under the Debenture, the Agreement, or other Loan Documents; and (iii) delivery of an opinion of counsel, reasonably satisfactory to Borrower, that transfer shall not require registration or qualification under applicable state or federal securities laws.

     (c) So long as the Borrower is not in default hereunder, the Lender shall not sell or assign an interest in the Debentures or rights under the Agreement to any Person that the Borrower reasonably identifies to Lender as being engaged as a competitor.

SECTION 12.09 CONFIDENTIALITY.

     (a) All financial reports or information which are furnished to Lender, or its Director designee or other representatives, pursuant to this Agreement or pursuant to the Debentures or other Loan Documents shall be treated as confidential unless and to the extent that such information has been otherwise disclosed by the Borrower, but nothing herein contained shall limit or impair Lender's right to disclose such reports to any appropriate Governmental Authority, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of

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
Agreement (continued)
--------------------------------------------------------------------------------

this Agreement, or to take any lawful action which Lender deems necessary to protect its interests under this Agreement.

     (b) Lender, its director designees, and agents shall use their reasonable best efforts to protect and preserve the confidentiality of such information except for such disclosure as shall be required for compliance by Lender or its director designees with SEC reporting requirements or otherwise as a matter of law. The provisions of Section 5.01 notwithstanding, Borrower may refuse to provide information as required pursuant thereto to an assignee or successor in interest to the Lender unless and until such assignee or successor shall have executed an agreement to maintain the confidentiality of the information as provided herein.

SECTION 12.10. BINDING EFFECT.

     (a) The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

SECTION 12.11. NO THIRD PARTY BENEFICIARY.

     (a) The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Debentures, or in any other Loan Document, no conduct by any or all of the parties hereto, before or after signing this Agreement nor any other Loan Document, shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

SECTION 12.12. ENTIRETY.

     (a) This Agreement and the Debentures and the other Loan Documents issued pursuant thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

SECTION 12.13. HEADINGS.

     (a) Section headings are for convenience of reference only and, except as a means of identification of reference, shall in no way affect the interpretation of this Agreement.

SECTION 12.14. SURVIVAL.

     (a) All representations and warranties made by Borrower herein shall survive delivery of the Debentures and the making of the Loans.

SECTION 12.15. MULTIPLE COUNTERPARTS.

     (a) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 12.16. GOVERNING LAW.

     (a) THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.

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
Agreement (continued)
--------------------------------------------------------------------------------

SECTION 12.17 REFERENCE TO BORROWER.

     (a) The term Borrower shall mean JAKKS Pacific, Inc. where the context of the agreement makes such other reference appropriate.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed, sealed, and delivered, as of the day and year first above written.

                                   BORROWER
Address for Notice:
24955 Pacific Coast Highway        JAKKS PACIFIC, INC.
#B202
Malibu, CA 90265                   By:_______________________________________
Phone (310) 458-7799                  Jack Friedman, President
Fax (310) 317-8527
                                   Attest by: _______________________________
                                   Title      Secretary

                                   LENDER

Address for Notice:                Renaissance US Growth & Income Trust PLC
8080 North Central Expressway,
Suite 210/LB59
Dallas, Texas 75206                By:_______________________________________
Phone (214) 891 8294                  Vance M. Arnold, Executive Vice President
Fax: (214) 891-8200
                                   Attest by: _______________________________
                                   Title:     Secretary

                                   LENDER
Address for Notice:
8080 North Central Expressway,     Renaissance Capital Growth & Income Fund III, Inc.
Suite 210/LB59
Dallas, Texas 75206                By: ______________________________________
Phone (214) 891 8294                   Vance M. Arnold, Executive Vice President
Fax: (214) 891-8200
                                   Attest by: _______________________________
                                   Title:     Secretary


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